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                                                                    EXHIBIT 4.06

                               CMD TECHNOLOGY INC.

                            1999 STOCK INCENTIVE PLAN

         This 1999 STOCK INCENTIVE PLAN (the "Plan") is hereby established by CMD Technology Inc., a California corporation (the "Company"), and adopted by its Board of Directors as of the ninth day of August, 1999 (the "Effective Date").

                                    ARTICLE 1

                              PURPOSES OF THE PLAN

         1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                    ARTICLE 2

                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings indicated:

         2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

         2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

         2.3 BOARD. "Board" means the Board of Directors of the Company.

         2.4 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, `by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company' possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company unless such acquisition is approved by at least a two-thirds majority of the Board prior to the consummation of such acquisition; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined

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voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

         2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.6 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

         2.7 COMMON STOCK. "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

         2.8 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

         2.9 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

         2.10 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

         2.11 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

                  (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

                  (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

                  (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

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         2.12 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         2.13 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option ,Agreement with respect to an Incentive Option.

         2.14 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

         2.15 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

         2.16 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

         2.17 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

         2.18 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

         2.19 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

         2.20 OPTIONEE. "Optionee" means a Participant who holds an Option.

         2.21 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

         2.22 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

         2.23 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such ARTICLE 6.

         2.24 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

         2.25 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

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         2.26 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

         2.27 10% SHAREHOLDER. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                    ARTICLE 3

                                   ELIGIBILITY

         3.1 INCENTIVE OPTIONS. Only employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

         3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

                                    ARTICLE 4

                                   PLAN SHARES

         4.1 SHARES SUBJECT TO THE PLAN. A total of 3,000,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

         4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practicable, but not to increase, the benefits to Participants.

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                                    ARTICLE 5

                                     OPTIONS

         5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

         5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 1 10% of Fair Market Value on the date the Option is granted.

         5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination-of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10%

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Shareholder on the date of grant shall not be exercisable more than five (5)
years after the date it is granted.

         5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator. An Option granted to an employee who is neither an officer nor a director of the Company must vest at a rate of at least 20% per year over a period of five years from the date of grant, subject to reasonable conditions such as continued employment.

         5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100.000.

         5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

         5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                    ARTICLE 6

                               RIGHTS TO PURCHASE

         6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

         6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

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         6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise: (d) the Offeree's promissory note in a form and on terms acceptable to the
Administrator: (e) the cancellation of indebtedness of the Company to the
Offeree: (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         6.4 RIGHTS AS A SHAREHOLDER. Upon complying with the provisions of
Section 6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

         6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

         6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

         6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

         6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

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                                    ARTICLE 7

                           ADMINISTRATION OF THE PLAN

         7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

         7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements:
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the
Plan: (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock: (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

         7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith: To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or, investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                    ARTICLE 8

                                CHANGE IN CONTROL

         8.1 CHANGE IN CONTROL. In order to preserve a Participant's rights in the event of a Change in Control of the Company:

                                       8
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                  (a) Vesting of all outstanding Options shall accelerate
automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

                  (b) Vesting of outstanding Options shall not accelerate if and to the extent that: (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program ("New Incentives") containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefor, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

                  (c) The Administrator in its discretion may provide in any Option Agreement that if such Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Participant's service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily within a specified period following consummation of the Change in Control, pursuant to such terms and CONDITIONS AS shall be set forth in the Option Agreement.

                  (d) If outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or "spread") between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

                  (e) If a Participant holds shares of Restricted Stock that are not fully vested at the time a Change in Control occurs, the provisions set forth above in this Article 8 with respect to the vesting of Options also shall apply to the vesting of shares of Restricted Stock. Thus, if the vesting of outstanding Options does not accelerate because they are assumed or new options of comparable value or New Incentives are issued in exchange therefor, as contemplated by Section 8.1(b), then the vesting provisions of the Restricted Stock shall also continue on a comparable basis following consummation of the Change in Control. Likewise, if outstanding Options are not assumed and the vesting of outstanding Options accelerates, as provided in


                                       9
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Section 8.1(a), then the vesting of shares of Restricted Stock also shall accelerate upon consummation of the Change in Control.

                  (f) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) or new options of comparable value or New Incentives are issued in exchange therefor pursuant to the terms of the Change in Control transaction.

                                    ARTICLE 9

                      AMENDMENT AND TERMINATION OF THE PLAN

         9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

         9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                   ARTICLE 10

                                 TAX WITHHOLDING

         10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or .as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                       10
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                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

         11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

         11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

         11.4 ANNUAL FINANCIAL STATEMENTS. A copy of the Company's financial statements for the most recently completed fiscal year shall be provided to each Participant annually. Such financial statements shall be prepared in accordance with generally accepted accounting principles. The Administrator may require that Participants sign an appropriate confidentiality agreement as a condition to receiving a copy of the financial statements.



                                       11
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                               CMD TECHNOLOGY INC.

                             STOCK OPTION AGREEMENT

         TYPE OF OPTION (CHECK ONE):     |_| INCENTIVE      |_| NONQUALIFIED

         This Stock Option Agreement (the "Agreement) is entered into as of ________, 19__, by and between CMD Technology Inc., a California corporation (the "Company"), and _____________________________________________________ (the
"Optionee") pursuant to the Company's 1999 Stock Incentive Plan (the "Plan").

         1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of ______________________________ (____) shares (the "Shares") of the Common Stock of the Company at a purchase price of _____________________________________
($________) per share (the "Exercise Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked "Incentive" above is checked, then this Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall to that extent constitute a nonqualified stock option.

         2. VESTING OF OPTION. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:


                                                   THIS OPTION SHALL BE
                ON OR AFTER:                        EXERCISABLE AS TO:
                -----------                         ------------------

       (i)   _______________, 19__:                          ____________ shares

       (ii)  _______________, 19__:            an additional ____________ shares

       (iii) _______________, 19__:            an additional ____________ shares

       (iv)  _______________, 19__:            an additional ____________ shares

No additional shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof, with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service.

         3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

                                    (a) the expiration of ten (10) years from
                  the date of this Agreement;

                                    (b) the expiration of three (3) months from
                  the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than permanent disability, death or voluntary resignation; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(e) below shall apply;

                                    (c) the expiration of one (1) month from the
                  date of termination of Optionee's Continuous Service if such termination occurs due to voluntary resignation: provided, however, that if Optionee dies during such one-month period the provisions of Section 3(e) below shall apply;

                                    (d) the expiration of one (1) year from the
                  date of termination of Optionee's Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

                                    (e) the expiration of one (1) year from the
                  date of termination of Optionee's Continuous Service if such termination is due to Optionee's death or if death occurs during either the three-month or one-month period following termination of Optionee's Continuous Service pursuant to
                  Section 3(b) or 3(c) above, as the case may be; or

                                    (f) upon the consummation of a "Change in
                  Control" (as defined in Section 2.4 of the Plan), unless otherwise provided pursuant to Section 12 below.

         As used herein, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee's term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

         4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Sections 2 or 12 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

                                    (a) a written notice of exercise which
                  identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

                                    (b) a check or cash in the amount of the
                  Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the
                  Plan);

                                    (c) a check or cash in the amount reasonably
                  requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

                                    (d) a letter, if requested by the Company,
                  in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

         5. DEATH OF OPTIONEE: NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee, Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of his or her death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof. Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

         6.       REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

                                    (a) Optionee represents and warrants that
                  this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

                                    (b) Optionee acknowledges that the Company
                  may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

                                    (c) Optionee acknowledges receipt of a copy
                  of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

         7.       COMPANY'S REPURCHASE RIGHT.

                                    (a) The Company shall have the right (but
                  not the obligation) to repurchase (the "Repurchase Right") any or all of the Shares acquired pursuant to the exercise of this Option in the event that the Optionee's Continuous Service (as defined in Section 3 above) should terminate for any reason whatsoever, including without limitation Optionee's death, disability, voluntary resignation or termination by the Company with or without cause. Upon exercise of the Repurchase Right, the Optionee shall be obligated to sell his or her Shares to the Company, as provided in this Section 7. The Repurchase Right may be exercised by the Company at any time during the period commencing on the date of termination of Optionee's Continuous Service and ending sixty (60) days after the last to occur of the following:

                                        (i) the termination of Optionee's
                                Continuous Service;

                                        (ii) the expiration of Optionee's right
                                to exercise this Option pursuant to Section 3 hereof; or

                                        (iii) in the event of Optionee's death,
                                receipt by the Company of notice of the identity and address of Optionee's Successor (as defined in Section 5 hereof).

                                    (b) The purchase price for Shares
                  repurchased hereunder (the "Repurchase Price") shall be the Fair Market Value per share of Common Stock

                  (determined in accordance with Section 2.11 of the Plan) as of the date of termination of Optionee's Continuous Service or the Exercise Price stated in Section 1 hereof, whichever is higher.

                                    (c) Written notice of exercise of the
                  Repurchase Right, stating the number of Shares to be repurchased and the Repurchase Price per Share, shall be given by the Company to the Optionee or his or her Successor, as the case may be, during the period specified in Section 7(a) above.

                                    (d) The Repurchase Price shall be payable,
                  at the option of the Company, by check or by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company, or by any combination thereof. The Repurchase Price shall be paid without interest within thirty (30) days after delivery of the notice of exercise of the Repurchase Right, against delivery by the Optionee or his or her Successor of a certificate or certificates representing the Shares to be repurchased, duly endorsed for transfer to the Company.

                                    (e) The rights provided the Company under
                  this Section 7 shall terminate upon the closing of the initial public offering of shares of the Company's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

         8.       RIGHT OF FIRST REFUSAL.

                                    (a) The Shares acquired pursuant to the
                  exercise of this Option may be sold by the Optionee only in compliance with the provisions of this Section 8, and subject in all cases to compliance with the provisions of Section 6(b) hereof. Prior to any intended sale, Optionee shall first give written notice (the "Offer Notice") to the Company specifying
                  (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Optionee proposes to sell (the "Offered Shares"), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

                                    (b) Within 45 days after receipt of the
                  Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the "Acceptance Notice'(degree)) to the Optionee specifying the number of Offered Shares that the Company or its nominees elect to purchase. Within 15 days after delivery of the Acceptance Notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Optionee payment of the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 8, against delivery by the Optionee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. Payment shall be made on the same terms as set forth in the Offer Notice or, at the election of the Company or its nominees(s), by check or wire transfer of funds. If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Optionee shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that such sale or other transfer must be consummated within 60 days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 8.

                                    (c) The Optionee may transfer all or any
                  portion of the Shares to a trust established for the sole benefit of the Optionee and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 8, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 8.

                                    (d) Notwithstanding any other provision of
                  this Section 8, the Optionee may not transfer Shares to more than one (1) purchaser (other than the Company and its nominees) without the Company's prior written consent. Furthermore, if the Company is an electing small business corporation under Subchapter S of the Code at the time Optionee seeks to transfer his or her Shares, no transfer shall be effective unless the transferee covenants to comply with any rules and regulations of the Internal Revenue Service then in effect relating to the Company's Subchapter S election and to take no action which will jeopardize such election. Further, Optionee agrees that he or she will not transfer or attempt to transfer any Shares to any transferee whose ownership of the Shares would automatically invalidate the Company's Subchapter S election. Such a sale or transfer shall be void and ineffectual.

                                    (e) Any Successor of Optionee pursuant to
                  Section 5 hereof, and any transferee of the Shares pursuant to this Section 8, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 8.

                                    (f) The provisions of this Section 8 shall
                  not apply to a sale of the Shares to the Company pursuant to
                  Section 7 above.

                                    (g) The rights provided the Company and its
                  nominee(s) under this Section 8 shall terminate upon the closing of the initial public offering of shares of the Company's Common Stock pursuant to a registration statement tiled with and declared effective by the Securities and Exchange Commission under the Securities Act.

         9.       RIGHT TO PURCHASE SHARES UPON DIVORCE OF OPTIONEE.

                                    (a) If the Optionee gets divorced and the
                  spouse of the Optionee is awarded the Shares or any interest therein as a result of the property settlement agreement or otherwise (the "Affected Shares"), the Company (or its nominee(s)) and the Optionee shall have the right to purchase any or all of the Affected shares in accordance with this Section 9. The purchase price per share for such Affected Shares shall be the fair market value per share of Common Stock (determined in accordance with Section
                  2.11 of the Plan) as of the Date of Divorce or the Exercise Price stated in Section I hereof, whichever price is higher. For purposes of this Agreement, the "Date of Divorce" shall be deemed to be the date that a final judgment of dissolution of marriage has been entered in the dissolution proceeding. The right to purchase the Affected Shares may be exercised at any time during the period commencing on the Date of Divorce and ending on the day that is sixty (60) days after the Company receives written notice of the Date of Divorce pursuant to the first sentence of Section 9(b) hereof.

                                    (b) The Optionee shall give written notice
                  to the Secretary of the Company immediately after a final judgment of dissolution of marriage has been entered, which notice shall state the date the final judgment was entered, the number of Affected Shares and the name and address of the Optionee's former spouse. The Secretary of the Company shall thereafter give prompt notice in writing to the Optionee and the Optionee's former spouse stating the price per share at which such Affected Shares may be purchased as provided in
                  Section 9(a) hereof. The Optionee may, within thirty (30) days after receipt of such notice, deliver a written notice to the Secretary of the Company stating the number of Affected Shares he or she elects to purchase. Prior to the expiration of the time period specified in Section 9(a), the Secretary of the Company shall notify the Optionee and his or her former spouse in writing of the number of Affected Shares that the Company (or its nominee(s)) and the Optionee have elected to purchase and the purchase price to be paid therefor determined in accordance with Section 9(a). If the number of Shares the Company (or its nominee(s)) and the Optionee wish to purchase is more than the number of Affected Shares, such Affected Shares shall be allocated in the following order of priority:
                  (i) first to the Optionee, and (ii) the balance, if any, to the Company (or its nominee(s)).

                                    (c) As soon as practicable after receipt of
                  such notice from the Secretary of the Company, the former spouse of the Optionee shall deliver, at the offices of the Company, certificates representing the number of Affected Shares to be purchased, duly endorsed in form legally sufficient to transfer title to the Company (or its nominee(s)) and/or the Optionee, as the case may be. Payment of the purchase price for the Affected Shares to be purchased must be made in full in cash or by check at the offices of the Company within thirty (30) days after the certificates have been delivered. Failure to pay for the, shares within such time period shall, to the extent payment has not been made, release the former spouse of the Optionee from the obligation to sell the Affected Shares pursuant to this Section 9.

                                    (d) The rights provided the Company (and its
                  nominee(s)) and the Optionee under this Section 9 shall terminate upon the closing of the initial public offering of shares of the Company's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

         10.      RESTRICTIVE LEGENDS.

                                    (a) Optionee hereby acknowledges that
                  federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

                                    (b) In addition, all stock certificates
                  evidencing the Shares shall be imprinted with a legend substantially as follows:

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION AND/OR ITS NOMINEE(S), AS SET FORTH IN A STOCK OPTION AGREEMENT DATED _____, 19_. TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SAID CORPORATION. SUCH TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES."

         11. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

         12. CHANGE IN CONTROL. In the event of a Change in Control (as defined in Section 2.4 of the Plan) of the Company:

                                    (a) The right to exercise this Option shall
                  accelerate automatically and vest in full (not withstanding the provisions of Section 2 above) effective as of immediately prior to the consummation of the Change in Control unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or a new option or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below. If vesting of this Option will accelerate pursuant to the preceding sentence, the Administrator in its discretion may provide, in connection with the Change in ,Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or "spread") between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of this Option.

                                    (b) The vesting of this Option shall not
                  accelerate if and to the extent that: (i) this Option (including the unvested portion thereof) is to be assumed by the acquiring or successor entity (or parent thereof) or a new option of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (11) this Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program ("New Incentives") containing such terms and provisions as the Administrator in its discretion may consider equitable. If this Option is assumed, or if a new option of comparable value is issued in exchange therefor, then this Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of this Option or the new option shall remain the same as nearly as practicable.

                                    (c) If the provisions of subsection (b)
                  above apply, then this Option, the new option or the New Incentives shall not accelerate but shall continue to vest in accordance with the provisions of Section 2 hereof. However, in the event of an Involuntary Termination (as defined below) of Optionee's Continuous Service within twelve (12) months following such Change in Control, then vesting of this Option, the new option or the New Incentives shall accelerate automatically effective upon such Involuntary Termination.

                                    (d) For purposes of this Section 12, the
                  following terms shall have the meanings set forth below:

                                        (i) "Involuntary Termination" shall mean
                                the termination of Optionee's Continuous Service by reason of:

                                    (A) Optionee's involuntary dismissal or
                  discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Optionee) for reasons other than Misconduct (as defined below), or

                                    (B) Optionee's voluntary resignation
                  following (x) a change in

                  Optionee's position with the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially reduces Optionee's duties and responsibilities or the level of management to which Optionee reports, (x) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15 %), or (z) a relocation of Optionee's place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected without Optionee's written consent.

                                        (ii) "Misconduct" shall mean commission
                                of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any intentional wrongdoing by Optionee, whether by omission or commission, which adversely affects the business or affairs of the Company, the acquiring or successor entity (or parent or any subsidiary thereof) in a material manner. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

         13. NO EMPLOYMENT CONTRACT CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause; is specifically reserved.

         14. RIGHTS AS SHAREHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until such person has duly exercised this Option, paid the Exercise Price and become a holder of record of the Shares purchased.

         15. "MARKET STAND-OFF" AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities. Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

         16. INTERPRETATION. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

         17. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

         18. GOVERNING LAW. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

         19. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

         21. CALIFORNIA CORPORATE SECURITIES LAW. The sale of the shares that are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of

California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of 1968, as amended. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

           CMD TECHNOLOGY INC.                           "OPTIONEE"


By:
   ------                                         ----------------------------
         Simon Huang, President                          (Signature)


                                                  ----------------------------
                                                      (Type or print name)

                                CONSENT OF SPOUSE

         I acknowledge that I have read the foregoing Incentive Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions, my spouse agrees, among other things, to a right of first refusal, to the granting of rights to purchase and to the imposition of certain restrictions on the transfer of the shares of CMD TECHNOLOGY INC., a California corporation, which my spouse acquires upon exercise of such option (the "Shares") including my community interest therein (if any), which rights and restrictions may survive my spouse's death. I hereby consent to such rights and restrictions, approve of the provisions of the Agreement, and agree that I will bequeath any interest which I may have in said Shares or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Agreement. I direct that any residuary clause in my Will shall not be deemed to apply to my community interest (if any) in such Shares except to the extent consistent with the provisions of the Agreement.

         I further agree that in the event of a dissolution of the marriage between me and my spouse, in connection with which I secure or am awarded the Shares or any interest therein through property settlement agreement or otherwise, I shall receive and hold said Shares subject to all the provisions and restrictions contained in the foregoing Agreement, including any option of my spouse or the Company to purchase such Shares or interest from me.

         I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to the Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:                              , 199_
        ---------------------------            ---------------------------------
                                               (Signature of Spouse of Optionee)


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                                                     (Type or print name)




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